EXHIBIT 23.3


                                 ARCHER, CATHRO
                           & ASSOCIATES (1981) LIMITED


                         CONSULTING GEOLOGICAL ENGINEERS
            1016 - 510 WEST HASTINGS STREET, VANCOUVER, B.C. V6B 1L8
                     TEL (604) 688-2568 FAX (604) 688-2578
--------------------------------------------------------------------------------




February 27, 2004



To Whom It May Concern:

This letter will authorize Yukon Gold Corporation Inc. to incorporate a document entitled "Summary Report describing the Exploration History, Geology and Gold-Silver Mineralization of the Mount Hinton Property", dated November 30, 2003 in an SB2 Registration Statement Filing.



Yours truly,





R.C. Carne, Msc., PGeo